Exhibit 10.1

Supplement Agreement To The Acquisition Agreement

Contract No: HB-2019-12-16

Transferor: Hebei Tengsheng Paper Co.,Ltd (“Party A”)

Transferee: Hebei Baoding Dongfang Paper Milling Co.,Ltd (“Party B”)

On June 25, 2019, the two parties entered into The Acquisition Agreement, Contract No: HB-2019-06-25 (“The original agreement”). Through friendly negotiation, the two parties hereby enter into the following Supplement Agreement:

1.	Basic Information of Acquisition

The basic conditions and relevant rights and obligations of The Original Agreement shall remain unchanged and valid.

2.	Payment Terms

1)	By consensus and agreement of two parties, the payment shall be in cash.

2)	The original payment term is extended. Party B shall pay all the payments off no later than December 31, 2021 unless further agreement reached. The acquisition shall be deemed completed upon full payment.

3.	Others

1)	The Supplement Agreement is an integral part of The Original Agreement. It is complementary to The Original Agreement with the same legal effect. In case of any conflict between the contents, the supplement Agreement shall prevail.

2)	The Supplement Agreement shall come into force on the date of execution.

3)	The Original Agreement and The Supplement Agreement may be amended, supplemented, modified or terminated upon mutual agreement. Such amendment, supplement or modification shall be made in writing and shall come into force on the date of execution.

(Signatures follow)

(Below is the signature page for the Supplement Agreement To The Acquisition Agreement)

Hebei Tengsheng Paper Co.,Ltd

Legal Representative

Entrusted Representative

Date: December 16, 2019

Hebei Baoding Dongfang Paper Milling Co.,Ltd

Legal Representative

Entrusted Representative

Date: December 16, 2019